Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Suprema Specialties, Inc.
Paterson, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 18, 2000, relating to the consolidated financial statements and schedules of Suprema Specialties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey


May 2, 2001